THE CHILDREN'S
PLACE

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE REPORTS 2004 THIRD QUARTER
FINANCIAL RESULTS
~ Net Sales Increase 26%; Comparable Store Sales Increase 18% ~
~ Earnings Per Share Increase 51% to $0.65 Compared to $0.43 Last Year ~
~ Company Expands Credit Facility ~

Secaucus, New Jersey - November 11, 2004 - The Children's Place Retail Stores, Inc. (Nasdaq: PLCE) today reported financial results for the third quarter and nine months ended October 30, 2004.

Third Quarter

•	Net sales for the third quarter increased 26% to $280.5 million, compared with $223.3 million a year earlier.
•	Comparable store sales increased 18% in the quarter, on top of a 14% increase for the same period last year.
•	Net income was $17.7 million, compared to net income of $11.6 million last year.
•	Earnings per share were $0.65 compared to earnings per share of $0.43 in the fiscal 2003 period.
•	The Company opened 19 new stores during the third quarter.

Nine-Month Period

•	Net sales for the nine-month period increased 23% to $695.4 million, from $563.4 million for the same period in 2003.
•	Comparable store sales increased 15% for the period, compared to a 1% increase for the same period last year.
•	Net income was $19.3 million, compared to net income of $7.8 million in the year-ago period.
•	Diluted earnings per share were $0.70 compared to earnings per share of $0.29 in the 2003 period.
•	The Company opened 45 new stores during the nine-month period, and closed two.

“The third quarter was an exhilarating one for our Company,” said Ezra Dabah, Chairman and Chief Executive Officer of The Children’s Place. “Not only did we report significantly increased earnings over the prior year, we also announced our definitive agreement to acquire the Disney Store North America retail chain, a major milestone for our Company.”

“Customer response to our Back-to-School and Holiday dressy merchandise was incredibly positive. Most important, our inventory investment in key drivers enabled us to meet demand and ensured a strong in-stock position throughout the season. This, combined with our strategic investments in merchandise quality, paid off for us and further strengthened our competitive position. We are encouraged by our positive momentum and look forward to a successful Holiday season.”

Separately, the Company announced that it has entered into an amended and restated loan agreement with Wells Fargo Retail Finance, LLC (“Wells Fargo”). The Company negotiated this loan agreement partly in connection with the pending acquisition of the Disney Store North America retail chain, which is scheduled to close in November. This loan agreement, with Wells Fargo as its administrative agent, expands and amends the Company’s senior secured credit facility and provides for borrowings up to $130 million (including a sub-limit for letters of credit of $100 million), subject to the amount of the Company’s eligible inventory and accounts receivable. The term of the facility extends until November 1, 2007 and may be subsequently renewed for successive one-year periods.

The Children’s Place will host a webcast of its third quarter conference call today at 10:00 a.m., Eastern Time. Interested parties are invited to listen to the call at the Company’s web site, www.childrensplace.com. An archive of the webcast will be available on the site through Thursday, November 18, 2004.

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of high quality, value-priced apparel and accessories for children, newborn to age ten. The Company designs, contracts to manufacture and sells its products under the “The Children’s Place” brand name. As of October 30, 2004, the Company operated 734 stores, including 678 stores in the United States, 54 stores in Canada and two stores in Puerto Rico. The Company also sells its merchandise through its virtual store located at www.childrensplace.com.

This press release and above referenced call may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers or listeners (on the call) are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

Contact:	The Children's Place Seth Udasin, Chief Financial Officer, 201/558-2409 Heather Anthony, Director, Investor Relations, 201/558-2865

(Tables Follow)

THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

                                                  13 Weeks Ended:                         39 Weeks Ended:
                                                  --------------                          --------------
                                               October 30,       November 1,            October 30,     November 1,
                                                 2004               2003                   2004              2003
                                               ----------        ----------             ----------      ----------
Net sales                                     $  280,496         $  223,277            $  695,440       $  563,369
Cost of sales                                    166,513            131,987               431,300          351,719
                                              ----------         ----------            ----------       ----------
Gross profit                                     113,983             91,290               264,140          211,650
Selling, general and
  administrative expenses                         74,010             62,083               200,914          169,462
Depreciation and amortization                     10,493             10,154                31,195           29,557
                                              ----------         ----------            ----------       ----------
Operating income                                  29,480             19,053                32,031           12,631
Interest (income) expense, net                       (48)                17                  (154)            (128)
                                              ----------         ----------            ----------       ----------
Income before income taxes                        29,528             19,036                32,185           12,759
Provision for income taxes                        11,845              7,424                12,881            4,977
                                              ----------         ----------            ----------       ----------
Net income                                    $   17,683         $   11,612            $   19,304       $    7,782
                                              ==========         ==========            ==========       ==========
Basic income per share                        $     0.66         $     0.44            $     0.72       $     0.29

Basic weighted average number
    of shares outstanding                         26,928             26,640                26,867           26,620

Diluted income per share                      $     0.65         $     0.43            $     0.70       $     0.29

Diluted weighted average number
  of shares outstanding                           27,393             27,153                27,475           26,961

THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED BALANCE SHEETS
(In thousands)

                                                    October 30, 2004       January 31, 2004          November 1, 2003
                                                    ----------------       ----------------          ----------------
                                                     (Unaudited)                                       (Unaudited)

    Current assets:

    Cash and cash equivalents                         $   45,344           $      74,772             $    44,182
    Accounts receivable                                   14,249                   8,462                  12,747
    Inventories                                          143,367                  96,128                  95,893
    Other current assets                                  23,588                  20,070                  21,065
                                                      ----------           -------------             -----------
    Total current assets                                 226,548                 199,432                 173,887

    Property and equipment, net                          153,866                 146,707                 149,354
    Other assets, net                                     14,054                  13,527                   9,200
                                                      ----------           -------------             -----------

    Total assets                                      $  394,468           $     359,666             $   332,441
                                                      ==========           =============             ===========

    Current liabilities:

    Revolving credit facility                         $        0           $           0             $         0
    Accounts payable                                      40,721                  35,173                  34,152
    Accrued expenses and
       other current liabilities                          56,183                  49,984                  44,008
                                                      ----------           -------------             -----------
    Total current liabilities                             96,904                  85,157                  78,160

    Other liabilities                                     15,608                  17,504                  15,815
                                                      ----------           -------------             -----------
    Total liabilities                                    112,512                 102,661                  93,975

    Stockholders' equity                                 281,956                 257,005                 238,466
                                                      ----------           -------------             -----------
    Total liabilities and stockholders' equity        $  394,468           $     359,666             $   332,441
                                                      ==========           =============             ===========

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